This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated
9/17/98 and to each Prospectus Supplement dated  9/17/1998

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998

Pricing Supplement:     13
Dated:  11/01/1999

                        Sears Roebuck Acceptance Corp.

                        Medium-Term Note Series     V

                             (Floating Rate)

                Due at least 9 months from date of issue

Principal Amount of Note              	$  150,000,000
Settlement Date (Original Issue Date):	11/04/1999
Maturity Date:                         11/07/2000
Specified Currency:                   	US $
				                      	(If Other than U.S. Dollars, see attached)
Interest Rate Basis:                  	LIBOR
  Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
Spread (plus or minus):               	+.10000%
Index Maturity:                       	Three (3) Month
Date Initial Interest Rate Set:       	11/02/1999
Interest Reset Date(s):                Same as Interest Payment Date
Interest Determination Date(s):        Two business days prior to each	coupon
                                          payment date
Calculation Agent:                     CHASE MANHATTAN BANK
Interest Payment Date(s):             	02/04/00, 05/04/00, 08/04/00, 11/07/00

Regular Record Date(s):               	15 days prior to each interest
                                         payment date

Initial Interest Payment:             	02/04/2000
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:              	DTC
Redemption Commencement Date:         	NOT APPLICABLE

Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.



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